UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 7, 2006

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia	30091-5625
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On September 7, 2006, Immucor, Inc. (the “Company”) and Edward L. Gallup agreed to amend his employment agreement dated May 4, 2004, as previousely amended May 22, 2006, in connection with his retirement from the positions of Chief Executive Officer, Chairman of the Board and director of the Company (see description below in Item 5.02, which is incorporated by reference in this Item 1.01).

Under an Amended and Restated Employment Agreement dated September 7, 2003 (the “Amended Agreement”), Mr. Gallup will be employed by the Company through January 31, 2007, unless sooner terminated by death or complete disability, for cause or at his election.  “Cause” is defined generally to include dishonesty, defalcation and moral turpitude.  The Amended Agreement provides for Mr. Gallup to continue to receive his current base salary of $387,000, together with his current benefits, through January 31, 2007.  After that date, Mr. Gallup will receive, for the rest of his life, medical benefits substantially equivalent to what the Company provides to its executives, to be coordinated with Mr. Gallup’s Medicare benefits.

The Amended Agreement continues to provide that if Mr. Gallup terminates his own employment within 60 days after a change of control, or if the Company terminates his employment within two years after a change of control, the Company must pay him a lump sum equal to five times his average annual compensation, plus certain additional amounts if such payments subject him to a federal excise tax under Section 4999 of the Internal Revenue Code. Also, upon a change of control, or if Mr. Gallup’s employment terminates for any reason other than for cause (as defined above), all of his stock options granted through April 30, 2006, will immediately vest and become exercisable in full for the remainder of the terms of those options. This does not apply to stock options granted after that date, and the terms of such options are governed by the Company’s 2005 Long-Term Incentive Plan and any written agreement between the Company and Mr. Gallup entered into under that Plan. Under that Plan, upon a termination of employment due to retirement, the options granted under that Plan will immediately vest and become exercisable in full for the remainder of the terms of those options, or for three years, whichever is shorter, and all restrictions on any restricted stock granted under that Plan will terminate.  The Amended Agreement continues to prohibit Mr. Gallup from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of employment.  However, the Amended Agreement has deleted the provisions that previously provided special benefits to Mr. Gallup in the event of a sale of business or change of control.

The foregoing summary of the employment agreement between the Company and Mr. Gallup is qualified in its entirety by reference to the Amended and Restated Employment Agreement dated September 7, 2003 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, the Company announced the retirement of Edward L. Gallup as Chief Executive Officer, Chairman of the Board and a director of the Company.  Mr. Gallup’s retirement as Chief Executive Officer was effective immediately. Mr. Gallup will continue to serve as Chairman of the Board and a director of the Company until immediately after the Company’s annual meeting of shareholders to be held on November 15, 2006.

On September 7, 2006, Dr. Gioacchino De Chirico was elected by the Board of Directors to serve as the new Chief Executive Officer of the Company. Dr. De Chirico, age 53, has served as the Company’s President since July 2003 and will continue to serve in that position. He also served as Chief Executive Officer from April 2004 through October 2004. Prior to assuming his position as President, Dr. De Chirico served as President of Immucor Italia S.r.l., a subsidiary of the Company, from February 1994 through May 1998, then as the Company’s Director of European Operations from May 1998 through July 2003.  From 1989 until he joined the Company in 1994, Dr. De Chirico was employed by Ortho Diagnostic Systems, Inc. as General Manager, Immunocytometry, with worldwide responsibility. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that, among other things, produces and distributes blood banking reagents.  There are no family relationships between Dr. De Chirico and any of the Company’s directors or executive officers.

The Company and Dr. De Chirico are parties to an employment agreement dated December 1, 2003, as amended May 1, 2004.  The term of the employment agreement is through November 30, 2008, and will renew for an additional period of five years unless terminated sooner or unless either party gives notice of non-renewal.  If the Company terminates Dr. De Chirico’s employment without cause, then he would continue to be compensated at a rate equal to his average annual compensation for the remainder of the agreement term, as renewed.  “Cause” is defined generally to include dishonesty, defalcation, continuing inability or refusal to perform reasonable duties, and moral turpitude.

On September 7, 2006, upon Mr. Gallup’s retirement as Chief Executive Officer and Dr. De Chirico’s election to that position, the Company, with the approval of the Compensation Committee, increased Dr. De Chirico’s annual base salary from $473,000 to $520,000.

If Dr. De Chirico terminates his own employment within 60 days after a change of control, or if the Company terminates his employment within two years after a change of control, the Company must pay him a lump sum equal to two times his average annual compensation, plus certain additional amounts if such payments subject him to a federal excise tax under Section 4999 of the Internal Revenue Code, and he may also be entitled to outplacement assistance.  If there is an change of control (whether or not Dr. De Chirico’s employment terminates), all of his stock options granted under the Company’s 1990 Stock Option Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, and 2003 Stock Option Plan will immediately vest and become exercisable in full for the remainder of the terms of those options.  The agreement also contains covenants prohibiting Dr. De Chirico from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of employment.

The foregoing summary of material terms and conditions of the employment agreement between the Company and Dr. De Chirico is qualified in its entirety by reference to the Employment Agreement dated December 1, 2003 and Amendment No. 1 to the Employment Agreement dated May 1, 2004, between the Company and Dr. De Chirico, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 7, 2006, the Company’s Board of Directors unanimously adopted amendments to the Company’s Amended and Restated Bylaws in anticipation of the retirement of Mr. Gallup as Chairman of the Board and the election by the Board of Directors of an independent Chairman of the Board (see description above in Item 5.02, which is incorporated by reference in this Item 5.03):

•                                          Section 5.5 of Article V (Chairman of the Board) was removed, and Section 5.1 of Article V (Officers) and Section 5.6 of Article V (now Section 5.5) (Chief Executive Officer) were amended, to remove the position of Chairman of the Board as an office of the Company.

•                                          Section 3.6 of Article III (Chairman of the Board) and Section 4.11 of Article 4 (Conduct of Meetings) were added to the Bylaws to create the non-officer position of Chairman of the Board to be elected by the Board of Directors from among its members and preside at meetings of shareholders and the Board of Directors, as well as perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

•                                          Section 2.9 of Article II (Presiding Officer) was amended to remove the authority of the Chairman of the Board to designate a chairman to preside over shareholders’ meetings in the Chairman of the Board’s absence.

In addition, Section 2.13 of Article II (Matters Considered at Annual Meetings) and Section 3.8 of Article III (now Section 3.9) (Certain Nominating Requirements) of the Amended and Restated Bylaws were amended to clarify the deadline for submission of shareholder nominations of directors for election and shareholder proposals to be voted on at annual or special meetings.  Previously, those sections required such submissions not later than 60 days before the date that corresponds to the month and day on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders; as amended, those sections now require such submissions not later than 60 days before the date that corresponds to the date of the Company’s proxy materials for the prior year’s annual meeting of shareholders.

The above amendments to the Amended and Restated Bylaws were effective upon adoption on September 7, 2006.

The above summary of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws dated September 7, 2006.

10.1	Amended and Restated Employment Agreement, dated September 7, 2006, by and between the Company and Edward L. Gallup.

10.2

Employment Agreement dated December 1, 2003, by and between the Company and Dr. Gioacchino De Chirico(filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004 and incorporated by reference herein).

10.3

Amendment No. 1 to Employment Agreement dated May 1, 2004, by and between the Company and Dr. Gioacchino De Chirico (filed as Exhibit 10.22 to the Company’s Annual Report of Form 10-K for the fiscal year ended May 31, 2004 incorporated by reference herein).

99.1	Press Release dated September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:	September 13, 2006	By:	/s/ Gioacchino De Chirico
Gioacchino De Chirico
Chief Executive Officer and President

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws dated September 7, 2006.

10.1	Amended and Restated Employment Agreement, dated September 7, 2006, by and between the Company and Edward L. Gallup.

99.1	Press Release dated September 7, 2006.